RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS1 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS1

     $ 1,703,845                 0.00%            CLASS A-P CERTIFICATES
  -------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated January 26, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated January 26, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                          NUMBER OF                   PERCENT OF         AVERAGE       WEIGHTED
                                          MORTGAGE      PRINCIPAL      MORTGAGE         PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                          LOANS         BALANCE        LOANS           BALANCE         RATIO
------------------                     ------------   ------------   ------------    ------------   ------------
499 or less ........................             12   $  1,294,772           0.59%   $    107,898          82.20%
500 - 519 ..........................              3        443,231           0.20         147,744          86.04
520 - 539 ..........................             17      2,407,733           1.09         141,631          78.69
540 - 559 ..........................             10      1,565,558           0.71         156,556          81.66
560 - 579 ..........................              9      1,568,965           0.71         174,329          81.34
580 - 599 ..........................             18      2,836,928           1.29         157,607          67.08
600 - 619 ..........................             47      6,726,295           3.05         143,113          81.63
620 - 639 ..........................             28      4,258,173           1.93         152,078          74.52
640 - 659 ..........................             72     10,821,539           4.91         150,299          76.45
660 - 679 ..........................            122     18,627,217           8.45         152,682          79.86
680 - 699 ..........................            138     22,278,157          10.10         161,436          75.62
700 - 719 ..........................            152     24,284,003          11.01         159,763          74.86
720 - 739 ..........................            145     23,084,435          10.47         159,203          74.82
740 - 759 ..........................            165     25,563,984          11.59         154,933          76.65
760 - 779 ..........................            179     32,198,711          14.60         179,881          73.48
780 - 799 ..........................            169     26,489,826          12.01         156,745          72.38
800 or greater .....................             95     15,526,929           7.04         163,441          73.03
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,381   $219,976,453          99.73%   $    159,288          75.32%
Not Available ......................              5        586,921           0.27         117,384          76.08
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137          75.32%
                                       ============   ============   ============

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 409 and 825, respectively, and the weighted average credit score of the mortgage loans was 721.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                      PERCENT OF       AVERAGE       WEIGHTED       WEIGHTED
                                         NUMBER OF     PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE        AVERAGE
OCCUPANCY                             MORTGAGE LOANS     BALANCE         LOANS         BALANCE      CREDIT SCORE    LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            720   $146,921,344          66.61%   $    204,057            718          75.31%
Second/Vacation ....................             16      3,239,786           1.47         202,487            739          65.17
Non Owner-occupied .................            650     70,402,244          31.92         108,311            728          75.81
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                        NUMBER OF                     PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE      AVERAGE LTV
LOAN PURPOSE                               LOANS        BALANCE         LOANS          BALANCE      CREDIT SCORE      RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            583   $ 84,406,543          38.27%   $    144,780            729          79.45%
Rate/Term Refinance ................            307     50,461,137          22.88         164,369            727          72.76
Equity Refinance ...................            496     85,695,695          38.85         172,774            711          72.75
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============


                            MORTGAGED PROPERTY TYPES

                                        NUMBER OF                     PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
PROPERTY TYPE                             LOANS         BALANCE         LOANS          BALANCE      CREDIT SCORE     LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            930   $145,436,473          65.94%   $    156,383            721          75.52%
Two-to-four family units ...........            237     37,880,478          17.17         159,833            721          76.72
Planned Unit Developments (detached)            118     24,971,992          11.32         211,627            716          71.58
Condo Low-Rise (less than 5 stories)             69      7,484,710           3.39         108,474            745          75.55
Planned Unit Developments (attached)             19      2,249,348           1.02         118,387            713          80.50
Townhouse ..........................              7      1,170,163           0.53         167,166            748          67.40
Condo High-Rise (9 stories or more)               3        822,015           0.37         274,005            742          82.79
Condo Mid-Rise (5 to 8 stories) ....              2        391,105           0.18         195,552            715          82.19
Condotel (1 to 4 stories) ..........              1        157,090           0.07         157,090            784         _63.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                         NUMBER OF                    PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
STATE                                      LOANS         BALANCE         LOANS         BALANCE      CREDIT SCORE     LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              2   $    205,873           0.09%   $    102,937            745          86.78%
Alabama ............................             15      1,530,232           0.69         102,015            680          86.30
Arkansas ...........................              7        823,401           0.37         117,629            655          83.40
Arizona ............................             38      5,545,387           2.51         145,931            726          77.11
California .........................            216     57,292,626          25.98         265,244            738          71.59
Colorado ...........................             43      6,725,614           3.05         156,410            735          76.56
Connecticut ........................             16      3,633,744           1.65         227,109            746          75.65
District of Columbia ...............             13      2,051,555           0.93         157,812            691          65.95
Delaware ...........................              6        716,597           0.32         119,433            748          78.07
Florida ............................             92     12,072,280           5.47         131,220            708          77.96
Georgia ............................             32      3,718,356           1.69         116,199            699          76.96
Hawaii .............................              2        681,099           0.31         340,550            684          71.45
Iowa ...............................              7        593,961           0.27          84,852            727          81.83
Idaho ..............................             11      1,016,737           0.46          92,431            745          80.68
Illinois ...........................             47      5,558,162           2.52         118,259            729          80.34
Indiana ............................             43      3,205,849           1.45          74,555            722          81.55
Kansas .............................              9      1,028,220           0.47         114,247            718          81.52
Kentucky ...........................             15      1,962,035           0.89         130,802            735          75.49
Louisiana ..........................             10        988,370           0.45          98,837            694          83.07
Massachusetts ......................             28      5,744,365           2.60         205,156            719          69.04
Maryland ...........................             26      3,020,769           1.37         116,183            714          73.38
Maine ..............................              3        410,777           0.19         136,926            689          75.58
Michigan ...........................             31      3,962,163           1.80         127,812            719          74.86
Minnesota ..........................             19      2,736,774           1.24         144,041            705          80.07
Missouri ...........................             33      3,166,877           1.44          95,966            704          77.65
Mississippi ........................              6        618,021           0.28         103,004            700          83.29
Montana ............................              5        402,298           0.18          80,460            760          80.14
North Carolina .....................             38      4,825,836           2.19         126,996            706          73.61
Nebraska ...........................              3        345,175           0.16         115,058            634          84.99
New Hampshire ......................              3        578,157           0.26         192,719            679          75.43
New Jersey .........................             33      7,740,221           3.51         234,552            707          74.47
New Mexico .........................             10      1,114,123           0.51         111,412            744          80.30
Nevada .............................             24      3,143,294           1.43         130,971            755          76.69
New York ...........................             45     12,112,272           5.49         269,162            728          72.42
Ohio ...............................             42      4,409,717           2.00         104,993            734          79.23
Oklahoma ...........................             16      1,998,636           0.91         124,915            696          81.29
Oregon .............................             46      6,565,580           2.98         142,730            720          75.65
Pennsylvania .......................             23      2,462,791           1.12         107,078            727          78.72
Rhode Island .......................              9      1,508,154           0.68         167,573            716          80.28
South Carolina .....................              9      1,070,114           0.49         118,902            683          82.93
Tennessee ..........................             16      1,842,950           0.84         115,184            734          80.88
Texas ..............................            141     21,519,764           9.76         152,622            700          76.03
Utah ...............................             18      2,424,050           1.10         134,669            671          81.07
Virginia ...........................             63      7,503,976           3.40         119,111            731          77.23
Vermont ............................              1        196,429           0.09         196,429            723          77.00
Washington .........................             51      7,445,228           3.38         145,985            712          78.09
Wisconsin ..........................             13      1,521,641           0.69         117,049            717          73.86
West Virginia ......................              4        424,055           0.19         106,014            696          83.60
Wyoming ............................              3        399,068           0.18         133,023            692          75.51
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

         No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside of California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                         NUMBER OF                    PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
DOCUMENTATION TYPE                        LOANS         BALANCE         LOANS          BALANCE      CREDIT SCORE     LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            646   $ 94,159,191          42.69%   $    145,757            718          78.80%
Reduced Documentation ..............            740    126,404,183          57.31         170,816            724          72.72
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

         No more than 28.2% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 0.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.

                                 MORTGAGE RATES

                                         NUMBER OF                    PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
MORTGAGE RATES (%)                        LOANS         BALANCE         LOANS          BALANCE      CREDIT SCORE     LTV RATIO
------------------------------------   ------------   ------------   ------------    ------------   ------------   ------------
4.750 - 4.874 ......................              2   $    405,967           0.18%   $    202,983            802          53.04%
4.875 - 4.999 ......................              1        243,376           0.11         243,376            816          56.00
5.000 - 5.124 ......................              1        182,107           0.08         182,107            810          60.00
5.125 - 5.249 ......................              1        349,208           0.16         349,208            788          80.00
5.250 - 5.374 ......................              9      2,960,777           1.34         328,975            731          67.95
5.375 - 5.499 ......................              9      2,662,476           1.21         295,831            750          73.50
5.500 - 5.624 ......................              6      1,314,132           0.60         219,022            779          61.77
5.625 - 5.749 ......................              3        665,810           0.30         221,937            746          75.95
5.750 - 5.874 ......................             13      3,783,292           1.72         291,022            757          73.59
5.875 - 5.999 ......................             69     13,347,468           6.05         193,442            756          71.57
6.000 - 6.124 ......................             79     16,563,603           7.51         209,666            747          69.10
6.125 - 6.249 ......................             80     17,930,311           8.13         224,129            726          73.24
6.250 - 6.374 ......................            126     22,716,212          10.30         180,287            725          73.19
6.375 - 6.499 ......................            151     24,932,672          11.30         165,117            717          74.99
6.500 - 6.624 ......................            186     27,760,714          12.59         149,251            708          76.80
6.625 - 6.749 ......................            112     19,144,310           8.68         170,931            717          78.17
6.750 - 6.874 ......................            172     24,878,768          11.28         144,644            716          77.91
6.875 - 6.999 ......................            126     15,705,470           7.12         124,647            702          77.93
7.000 - 7.124 ......................             59      6,376,908           2.89         108,083            713          80.55
7.125 - 7.249 ......................             29      3,117,987           1.41         107,517            699          81.59
7.250 - 7.374 ......................             62      5,986,628           2.71          96,559            713          78.06
7.375 - 7.499 ......................             38      3,953,275           1.79         104,034            699          81.58
7.500 - 7.624 ......................             32      3,673,185           1.67         114,787            676          76.05
7.625 - 7.749 ......................              8        843,281           0.38         105,410            676          79.33
7.750 - 7.874 ......................              6        630,594           0.29         105,099            730          85.13
7.875 - 7.999 ......................              2        182,760           0.08          91,380            762          87.04
8.000 - 8.124 ......................              2        160,288           0.07          80,144            595          90.28
8.125 - 8.249 ......................              2         91,796           0.04          45,898            719          80.76
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4466% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                         NUMBER OF                    PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
NET MORTGAGE RATE (%)                      LOANS         BALANCE        LOANS          BALANCE      CREDIT SCORE     LTV RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
4.470 ..............................              2   $    405,967           0.18%   $    202,983            802          53.04%
4.595 ..............................              1        243,376           0.11         243,376            816          56.00
4.720 ..............................              1        182,107           0.08         182,107            810          60.00
4.845 ..............................              1        349,208           0.16         349,208            788          80.00
4.970 ..............................              9      2,960,777           1.34         328,975            731          67.95
5.095 ..............................              9      2,662,476           1.21         295,831            750          73.50
5.220 ..............................              6      1,314,132           0.60         219,022            779          61.77
5.345 ..............................              3        665,810           0.30         221,937            746          75.95
5.470 ..............................             13      3,783,292           1.72         291,022            757          73.59
5.595 ..............................             69     13,347,468           6.05         193,442            756          71.57
5.720 ..............................             79     16,563,603           7.51         209,666            747          69.10
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            193   $ 42,478,215          19.26%   $    220,094            752          70.17%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.073247981%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                         NUMBER OF                    PERCENT OF       AVERAGE        WEIGHTED       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL       AVERAGE         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS        BALANCE         LOANS           BALANCE     CREDIT SCORE     LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
   100,000 or less .................            504   $ 37,445,720          16.98%   $     74,297            718          77.42%
   100,001-200,000 .................            527     70,420,006          31.93         133,624            716          76.97
   200,001-300,000 .................            202     48,028,334          21.78         237,764            719          74.61
   300,001-400,000 .................             83     28,964,306          13.13         348,968            725          74.78
   400,001-500,000 .................             38     16,923,985           7.67         445,368            729          72.03
   500,001-600,000 .................             22     11,847,438           5.37         538,520            742          73.84
   600,001-700,000 .................              7      4,397,114           1.99         628,159            754          69.74
   700,001-800,000 .................              1        732,777           0.33         732,777            735          47.00
   800,001-900,000 .................              1        823,253           0.37         823,253            591          50.00
   900,001-1,000,000 ...............              1        980,440           0.44         980,440            749          69.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,386   $220,563,374         100.00%   $    159,137            721          75.32%
                                       ============   ============   ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                                  WEIGHTED
                                          NUMBER OF                         PERCENT OF            AVERAGE         AVERAGE
                                          MORTGAGE          PRINCIPAL         MORTGAGE           PRINCIPAL          CREDIT
ORIGINAL LTV RATIO (%)                      LOANS            BALANCE           LOANS              BALANCE           SCORE
----------------------                 ---------------   ---------------   ---------------    ---------------   ---------------
00.01 - 50.00 ......................                72   $    13,138,559              5.96%   $       182,480               737
50.01 - 55.00 ......................                30         5,945,151              2.70            198,172               742
55.01 - 60.00 ......................                48         7,803,499              3.54            162,573               755
60.01 - 65.00 ......................                73        13,890,923              6.30            190,287               721
65.01 - 70.00 ......................               101        16,130,036              7.31            159,703               726
70.01 - 75.00 ......................               170        28,171,511             12.77            165,715               721
75.01 - 80.00 ......................               585        96,429,637             43.72            164,837               720
80.01 - 85.00 ......................                37         4,830,235              2.19            130,547               702
85.01 - 90.00 ......................               208        26,066,916             11.82            125,322               714
90.01 - 95.00 ......................                59         7,803,707              3.54            132,266               689
95.01 - 100.00 .....................                 3           353,200              0.16            117,733               712
                                       ---------------   ---------------   ---------------    ---------------   ---------------
Total, Average or Weighted Average .             1,386   $   220,563,374            100.00%   $       159,137               721
                                       ===============   ===============   ===============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 75.32%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                  0%        6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
-----------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       18       10        5
April 2014 ...................................      84       48       14        7        3
April 2015 ...................................      81       44       11        5        2
April 2016 ...................................      79       40        9        4        2
April 2017 ...................................      76       36        7        3        1
April 2018 ...................................      73       33        6        2        1
April 2019 ...................................      70       29        4        2        *
April 2020 ...................................      67       26        3        1        *
April 2021 ...................................      64       24        3        1        *
April 2022 ...................................      60       21        2        1        *
April 2023 ...................................      56       18        2        *        *
April 2024 ...................................      52       16        1        *        *
April 2025 ...................................      48       14        1        *        *
April 2026 ...................................      43       12        1        *        *
April 2027 ...................................      38       10        *        *        *
April 2028 ...................................      33        8        *        *        *
April 2029 ...................................      28        6        *        *        *
April 2030 ...................................      22        5        *        *        *
April 2031 ...................................      16        3        *        *        *
April 2032 ...................................      10        2        *        *        *
April 2033 ...................................       3        1        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    18.0     10.2      4.6      3.5      2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE            NON-DISCOUNT
      ASSUMED PURCHASE PRICE                          LOANS                MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------------
Aggregate principal balance ..............   $        42,570,544.99    $       182,491,296.13
Weighted average mortgage rate ...........             5.7962163237%                   6.5985%
Weighted average servicing fee rate ......             0.2800000000%                   0.3300%
Weighted average original term to maturity
(months) .................................                      360                       359
Weighted average remaining term
to maturity (months) .....................                      341                       341

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate, Class A-6 Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

    ASSUMED PURCHASE PRICE              0%       6%      18%      24%      30%
-----------------------------------   -----    -----    -----    -----    -----
$1,188,606 ........................     2.2%     4.2%    10.0%    13.5%    17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN             (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%


                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS           LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                           (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                  THOUSANDS)                    THOUSANDS)                   THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS           LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:41                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HPQ6   215,000,000.00 159,526,399.21     4.250000  %  8,316,117.43
A-2     76110HPR4    51,847,200.00  38,820,896.27     2.967500  %  1,947,172.60
A-3     76110HPS2             0.00           0.00     5.032500  %          0.00
A-4     76110HPT0    15,724,000.00  14,827,018.01     5.500000  %     83,914.55
A-5     76110HPU7    18,461,800.00  19,458,446.66     5.750000  %          0.00
A-6     76110HQF9             0.00           0.00     5.750000  %          0.00
A-P     76110HPV5     1,889,544.16   1,769,081.81     0.000000  %     22,741.39
A-V     76110HPW3             0.00           0.00     0.430165  %          0.00
R-I     76110HPX1           100.00           0.00     5.750000  %          0.00
R-II    76110HPY9           100.00           0.00     5.750000  %          0.00
M-1     76110HPZ6     7,677,300.00   7,585,131.89     5.750000  %      7,340.92
M-2     76110HQA0     3,518,600.00   3,476,358.24     5.750000  %      3,364.44
M-3     76110HQB8     2,239,100.00   2,212,218.99     5.750000  %      2,141.00
B-1     76110HQC6     1,119,600.00   1,106,158.89     5.750000  %      1,070.54
B-2     76110HQD4     1,279,500.00   1,264,139.25     5.750000  %      1,223.44
B-3     76110HQE2     1,119,630.60   1,106,189.13     5.750000  %      1,070.58

-------------------------------------------------------------------------------
                  319,876,474.76   251,152,038.35                 10,386,156.89
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       564,989.33  8,881,106.76            0.00       0.00    151,210,281.78
A-2        96,000.84  2,043,173.44            0.00       0.00     36,873,723.67
A-3       162,805.13    162,805.13            0.00       0.00              0.00
A-4        67,957.17    151,871.72            0.00       0.00     14,743,103.46
A-5             0.00          0.00       93,238.39       0.00     19,551,685.05
A-6       129,707.82    129,707.82            0.00       0.00              0.00
A-P             0.00     22,741.39            0.00       0.00      1,746,340.42
A-V        90,030.72     90,030.72            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,345.42     43,686.34            0.00       0.00      7,577,790.97
M-2        16,657.55     20,021.99            0.00       0.00      3,472,993.80
M-3        10,600.22     12,741.22            0.00       0.00      2,210,077.99
B-1         5,300.34      6,370.88            0.00       0.00      1,105,088.35
B-2         6,057.33      7,280.77            0.00       0.00      1,262,915.81
B-3         5,300.49      6,371.07            0.00       0.00      1,105,118.55

-------------------------------------------------------------------------------
        1,191,752.36 11,577,909.25       93,238.39       0.00    240,859,119.85
===============================================================================















































Run:        04/26/05     10:32:41
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     741.983252   38.679616     2.627857    41.307473   0.000000  703.303636
A-2     748.755888   37.555984     1.851611    39.407595   0.000000  711.199904
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     942.954592    5.336718     4.321875     9.658593   0.000000  937.617874
A-5    1053.984263    0.000000     0.000000     0.000000   5.050341 1059.034604
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     936.247929   12.035384     0.000000    12.035384   0.000000  924.212545
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.994724    0.956185     4.734141     5.690326   0.000000  987.038539
M-2     987.994723    0.956184     4.734141     5.690325   0.000000  987.038539
M-3     987.994722    0.956183     4.734143     5.690326   0.000000  987.038539
B-1     987.994728    0.956190     4.734137     5.690327   0.000000  987.038539
B-2     987.994725    0.956186     4.734138     5.690324   0.000000  987.038539
B-3     987.994684    0.956146     4.734142     5.690288   0.000000  987.038538

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:41                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1 (POOL #  4788)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4788
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,188.79
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,416.28

SUBSERVICER ADVANCES THIS MONTH                                       39,055.66
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   3,762,227.61

 (B)  TWO MONTHLY PAYMENTS:                                    4     944,137.30

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     253,343.48


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        812,473.87

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     240,859,119.85

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,495

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   10,049,470.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.28334400 %     5.32262000 %    1.38421620 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.00163500 %     5.50565110 %    1.45250400 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            9,596,294.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,198,765.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45873714
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.10

POOL TRADING FACTOR:                                                75.29754104

Run:        04/26/05     10:57:30                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HPQ6   215,000,000.00 151,210,281.78     4.250000  %  5,978,965.69
A-2     76110HPR4    51,847,200.00  36,873,723.67     3.080000  %  1,402,606.57
A-3     76110HPS2             0.00           0.00     4.920000  %          0.00
A-4     76110HPT0    15,724,000.00  14,743,103.46     5.500000  %     84,316.65
A-5     76110HPU7    18,461,800.00  19,551,685.05     5.750000  %          0.00
A-6     76110HQF9             0.00           0.00     5.750000  %          0.00
A-P     76110HPV5     1,889,544.16   1,746,340.42     0.000000  %      4,947.73
A-V     76110HPW3             0.00           0.00     0.429403  %          0.00
R-I     76110HPX1           100.00           0.00     5.750000  %          0.00
R-II    76110HPY9           100.00           0.00     5.750000  %          0.00
M-1     76110HPZ6     7,677,300.00   7,577,790.97     5.750000  %     13,592.03
M-2     76110HQA0     3,518,600.00   3,472,993.80     5.750000  %      6,229.39
M-3     76110HQB8     2,239,100.00   2,210,077.99     5.750000  %      3,964.14
B-1     76110HQC6     1,119,600.00   1,105,088.35     5.750000  %      1,982.16
B-2     76110HQD4     1,279,500.00   1,262,915.81     5.750000  %      2,265.25
B-3     76110HQE2     1,119,630.60   1,105,118.55     5.750000  %      1,982.16

-------------------------------------------------------------------------------
                  319,876,474.76   240,859,119.85                  7,500,851.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       535,536.41  6,514,502.10            0.00       0.00    145,231,316.09
A-2        94,642.56  1,497,249.13            0.00       0.00     35,471,117.10
A-3       151,182.27    151,182.27            0.00       0.00              0.00
A-4        67,572.56    151,889.21            0.00       0.00     14,658,786.81
A-5             0.00          0.00       93,685.16       0.00     19,645,370.21
A-6       122,946.15    122,946.15            0.00       0.00              0.00
A-P             0.00      4,947.73            0.00       0.00      1,741,392.69
A-V        86,188.09     86,188.09            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,310.25     49,902.28            0.00       0.00      7,564,198.94
M-2        16,641.43     22,870.82            0.00       0.00      3,466,764.41
M-3        10,589.96     14,554.10            0.00       0.00      2,206,113.85
B-1         5,295.22      7,277.38            0.00       0.00      1,103,106.19
B-2         6,051.47      8,316.72            0.00       0.00      1,260,650.56
B-3         5,295.36      7,277.52            0.00       0.00      1,099,788.99

-------------------------------------------------------------------------------
        1,138,251.73  8,639,103.50       93,685.16       0.00    233,448,605.84
===============================================================================











































Run:        04/26/05     10:57:30
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     703.303636   27.809143     2.490867    30.300010   0.000000  675.494493
A-2     711.199904   27.052697     1.825413    28.878110   0.000000  684.147208
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     937.617874    5.362289     4.297415     9.659704   0.000000  932.255585
A-5    1059.034604    0.000000     0.000000     0.000000   5.074541 1064.109145
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     924.212546    2.618478     0.000000     2.618478   0.000000  921.594067
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     987.038538    1.770418     4.729560     6.499978   0.000000  985.268120
M-2     987.038538    1.770417     4.729560     6.499977   0.000000  985.268120
M-3     987.038537    1.770417     4.729561     6.499978   0.000000  985.268120
B-1     987.038538    1.770418     4.729564     6.499982   0.000000  985.268120
B-2     987.038538    1.770418     4.729558     6.499976   0.000000  985.268120
B-3     987.038543    1.770379     4.729560     6.499939   0.000000  982.278428

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:30                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1 (POOL #  4788)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4788
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       49,996.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,531.38

SUBSERVICER ADVANCES THIS MONTH                                       37,597.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,786,653.14

 (B)  TWO MONTHLY PAYMENTS:                                    7   1,170,620.51

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     766,725.31


FORECLOSURES
  NUMBER OF LOANS                                                             6
  AGGREGATE PRINCIPAL BALANCE                                        633,773.60

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     233,448,605.83

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,453

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,931,692.91

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.00163500 %     5.54586100 %    1.44197270 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.79236000 %     5.67023185 %    1.49479410 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,739,862.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,369,931.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45193627
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.00

POOL TRADING FACTOR:                                                72.98086113

Run:        04/07/05     13:16:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HPQ6   215,000,000.00 145,231,316.09     4.250000  %  6,750,303.44
A-2     76110HPR4    51,847,200.00  35,471,117.10     3.200000  %  1,582,391.09
A-3     76110HPS2             0.00           0.00     4.800000  %          0.00
A-4     76110HPT0    15,724,000.00  14,658,786.81     5.500000  %     84,720.65
A-5     76110HPU7    18,461,800.00  19,645,370.21     5.750000  %          0.00
A-6     76110HQF9             0.00           0.00     5.750000  %          0.00
A-P     76110HPV5     1,889,544.16   1,741,392.69     0.000000  %     10,558.16
A-V     76110HPW3             0.00           0.00     0.424056  %          0.00
R-I     76110HPX1           100.00           0.00     5.750000  %          0.00
R-II    76110HPY9           100.00           0.00     5.750000  %          0.00
M-1     76110HPZ6     7,677,300.00   7,564,198.94     5.750000  %     23,971.47
M-2     76110HQA0     3,518,600.00   3,466,764.41     5.750000  %     10,986.42
M-3     76110HQB8     2,239,100.00   2,206,113.85     5.750000  %      6,991.33
B-1     76110HQC6     1,119,600.00   1,103,106.19     5.750000  %      3,495.82
B-2     76110HQD4     1,279,500.00   1,260,650.56     5.750000  %      3,995.09
B-3     76110HQE2     1,119,630.60   1,099,788.99     5.750000  %      3,485.31

-------------------------------------------------------------------------------
                  319,876,474.76   233,448,605.84                  8,480,898.78
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       514,360.91  7,264,664.35            0.00       0.00    138,481,012.65
A-2        94,589.65  1,676,980.74            0.00       0.00     33,888,726.01
A-3       141,884.47    141,884.47            0.00       0.00              0.00
A-4        67,186.11    151,906.76            0.00       0.00     14,574,066.16
A-5             0.00          0.00       94,134.06       0.00     19,739,504.27
A-6       118,084.77    118,084.77            0.00       0.00              0.00
A-P             0.00     10,558.16            0.00       0.00      1,730,834.53
A-V        82,496.02     82,496.02            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,245.12     60,216.59            0.00       0.00      7,540,227.47
M-2        16,611.58     27,598.00            0.00       0.00      3,455,777.99
M-3        10,570.96     17,562.29            0.00       0.00      2,199,122.52
B-1         5,285.72      8,781.54            0.00       0.00      1,099,610.37
B-2         6,040.62     10,035.71            0.00       0.00      1,256,655.47
B-3         5,269.82      8,755.13            0.00       0.00      1,096,303.68

-------------------------------------------------------------------------------
        1,098,625.75  9,579,524.53       94,134.06       0.00    225,061,841.12
===============================================================================















































Run:        04/07/05     13:16:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     675.494493   31.396760     2.392376    33.789136   0.000000  644.097733
A-2     684.147208   30.520281     1.824393    32.344674   0.000000  653.626927
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     932.255585    5.387984     4.272838     9.660822   0.000000  926.867601
A-5    1064.109144    0.000000     0.000000     0.000000   5.098856 1069.208001
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     921.594067    5.587676     0.000000     5.587676   0.000000  916.006391
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     985.268121    3.122383     4.721076     7.843459   0.000000  982.145738
M-2     985.268122    3.122384     4.721077     7.843461   0.000000  982.145738
M-3     985.268122    3.122384     4.721075     7.843459   0.000000  982.145738
B-1     985.268121    3.122383     4.721079     7.843462   0.000000  982.145738
B-2     985.268121    3.122384     4.721079     7.843463   0.000000  982.145738
B-3     982.278422    3.112902     4.706749     7.819651   0.000000  979.165521

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1 (POOL #  4788)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4788
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       48,446.02
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,269.04

SUBSERVICER ADVANCES THIS MONTH                                       27,870.87
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,406,864.75

 (B)  TWO MONTHLY PAYMENTS:                                    5     958,882.23

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     293,720.93


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        624,335.59

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     225,061,841.12

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,407

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    7,650,365.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      504,989.75

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.79236000 %     5.71284600 %    1.48364380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.54572900 %     5.86288992 %    1.54594280 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,739,862.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,369,931.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.44677531
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              341.80

POOL TRADING FACTOR:                                                70.35898507

Run:        04/25/05     12:55:09                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HPQ6   215,000,000.00 138,481,012.65     4.250000  %  5,755,201.62
A-2     76110HPR4    51,847,200.00  33,888,726.01     3.400000  %  1,350,554.33
A-3     76110HPS2             0.00           0.00     4.600000  %          0.00
A-4     76110HPT0    15,724,000.00  14,574,066.16     5.500000  %     85,126.62
A-5     76110HPU7    18,461,800.00  19,739,504.27     5.750000  %          0.00
A-6     76110HQF9             0.00           0.00     5.750000  %          0.00
A-P     76110HPV5     1,889,544.16   1,730,834.53     0.000000  %     26,989.41
A-V     76110HPW3             0.00           0.00     0.420453  %          0.00
R-I     76110HPX1           100.00           0.00     5.750000  %          0.00
R-II    76110HPY9           100.00           0.00     5.750000  %          0.00
M-1     76110HPZ6     7,677,300.00   7,540,227.47     5.750000  %      9,501.79
M-2     76110HQA0     3,518,600.00   3,455,777.99     5.750000  %      4,354.79
M-3     76110HQB8     2,239,100.00   2,199,122.52     5.750000  %      2,771.22
B-1     76110HQC6     1,119,600.00   1,099,610.37     5.750000  %      1,385.67
B-2     76110HQD4     1,279,500.00   1,256,655.47     5.750000  %      1,583.57
B-3     76110HQE2     1,119,630.60   1,096,303.68     5.750000  %      1,381.50

-------------------------------------------------------------------------------
                  319,876,474.76   225,061,841.12                  7,238,850.52
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       490,453.59  6,245,655.21            0.00       0.00    132,725,811.03
A-2        96,018.06  1,446,572.39            0.00       0.00     32,538,171.68
A-3       129,906.78    129,906.78            0.00       0.00              0.00
A-4        66,797.80    151,924.42            0.00       0.00     14,488,939.54
A-5             0.00          0.00       94,585.13       0.00     19,834,089.40
A-6       112,596.23    112,596.23            0.00       0.00              0.00
A-P             0.00     26,989.41            0.00       0.00      1,703,845.12
A-V        78,856.63     78,856.63            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        36,130.26     45,632.05            0.00       0.00      7,530,725.68
M-2        16,558.94     20,913.73            0.00       0.00      3,451,423.20
M-3        10,537.46     13,308.68            0.00       0.00      2,196,351.30
B-1         5,268.97      6,654.64            0.00       0.00      1,098,224.70
B-2         6,021.47      7,605.04            0.00       0.00      1,255,071.90
B-3         5,253.12      6,634.62            0.00       0.00      1,094,922.18

-------------------------------------------------------------------------------
        1,054,399.31  8,293,249.83       94,585.13       0.00    217,917,575.73
===============================================================================












































Run:        04/25/05     12:55:09
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1(POOL # 4788) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4788
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     644.097733   26.768380     2.281179    29.049559   0.000000  617.329354
A-2     653.626927   26.048742     1.851943    27.900685   0.000000  627.578185
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4     926.867601    5.413801     4.248143     9.661944   0.000000  921.453799
A-5    1069.208001    0.000000     0.000000     0.000000   5.123289 1074.331289
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     916.006389   14.283551     0.000000    14.283551   0.000000  901.722838
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     982.145738    1.237649     4.706115     5.943764   0.000000  980.908089
M-2     982.145738    1.237648     4.706116     5.943764   0.000000  980.908089
M-3     982.145738    1.237649     4.706114     5.943763   0.000000  980.908089
B-1     982.145737    1.237647     4.706118     5.943765   0.000000  980.908089
B-2     982.145737    1.237648     4.706112     5.943760   0.000000  980.908089
B-3     979.165517    1.233889     4.691833     5.925722   0.000000  977.931628

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:09                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS1 (POOL #  4788)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4788
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       46,740.28
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     6,529.88

SUBSERVICER ADVANCES THIS MONTH                                       28,982.12
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    20   3,037,735.17

 (B)  TWO MONTHLY PAYMENTS:                                    7     806,878.22

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     127,715.03


FORECLOSURES
  NUMBER OF LOANS                                                             7
  AGGREGATE PRINCIPAL BALANCE                                        652,786.52

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     217,917,575.72

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,373

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,860,751.71

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       57,636.92

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         92.54572900 %     5.90832700 %    1.53405370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.31005400 %     6.04747008 %    1.59481950 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            4,739,862.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,369,931.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.44456615
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.70

POOL TRADING FACTOR:                                                68.12553999